Exhibit 99.1

NEWS BULLETIN                                     [GRAPHIC OMITTED](R)
                                                  M.D.C. HOLDINGS, INC.
FOR IMMEDIATE RELEASE                             3600 South Yosemite, Suite 900
WEDNESDAY, OCTOBER 22, 1997                       Denver, Colorado  80237
------------------------------------------------------------------------------

Contacts:   Paris G. Reece III          Daniel S. Japha
            Chief Financial Officer     Director, Investor Relations
            (303) 804-7706              (303) 804-7730
            (Financial Information)     (General Information)

            M.D.C. HOLDINGS REPORTS HIGHER THIRD QUARTER EARNINGS

      Third quarter earnings per share of $.35, a 30% increase Record third quarter and nine months revenues
      Record  third  quarter  home orders and backlog
      Third quarter homebuilding profits of $10.2 million, up over 100% Third quarter home gross margins of 14.6% vs. 13.8% a year ago

         DENVER, Wednesday,  October 22, 1997 - M.D.C. Holdings, Inc. (NYSE/PSE:
MDC) today announced income before extraordinary item for the three months ended September 30, 1997 of $7.3 million, or $.35 per share, compared with $5.6 million, or $.27 per share, for the same period in 1996. Income before extraordinary item for the nine months ended September 30, 1997 was $16.0 million, or $.78 per share, compared with $14.5 million, or $.68 per share, for the same period in 1996. Revenues for the third quarter and first nine months of 1997 reached record levels, totalling $266.6 million and $697.7 million, respectively, compared with $233.3 million and $670.3 million, respectively, for the same periods in 1996. Operating results for the third quarter and first nine months of 1997 were reduced by non-cash, pre-tax charges of $3.5 million and $5.9 million, respectively, compared with $4.3 million and $7.2 million, respectively, for the same periods in 1996, for the impairment of certain homebuilding assets.

         Larry A. Mizel, MDC's chairman, president and chief executive officer, stated, "Our strategy of building the right product in some of the most exciting growth markets in the country has enabled us to produce one of the strongest quarterly operating performances in our history. Not only did the operating profits from our core homebuilding operations for the three and nine months ended September 30, 1997 exceed homebuilding profits for comparable periods in 1996, they more than offset $4.5 million and $9.2 million, respectively, in non-recurring gains produced by our financial services segment during the respective 1996 periods. With a significant market share in many of our homebuilding markets, our improved backlog of home

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M.D.C. HOLDINGS, INC.
Page 2

orders, and a stronger financial position, we should be well positioned to achieve more than 5,100 home closings in 1997."

         Net income for the three and nine months ended September 30, 1997 was $7.3 million and $13.8 million, or $.35 and $.68 per share, respectively, compared with $5.6 million and $14.0 million, or $.27 and $.66 per share, respectively, for the same periods in 1996. Net income for the first nine months of 1997 included an extraordinary loss of $2.2 million from the March 1997 repurchase of $38 million of the Company's 11 1/8% Senior Notes. Net income for the first nine months of 1996 is net of an extraordinary loss of $.4 million, resulting from the early extinguishment of debt.

Higher Homebuilding Profits

         Operating profits from the Company's homebuilding operations increased to $10.2 million and $27.5 million, respectively, for the third quarter and first nine months of 1997, compared with $4.9 million and $18.0 million, respectively, for the same periods in 1996. These profit improvements primarily resulted from higher home closings and a significant increase in home gross margins, which improved to 14.6% for the three and nine months ended September 30, 1997, compared with 13.8% and 13.6%, respectively, for the same periods in 1996. Home sales revenues for the third quarter and first nine months of 1997 of $259.7 million and $676.7 million, respectively, were the highest for comparable periods in the Company's history.

         Paris G. Reece III, MDC's senior vice president and chief financial officer, said, "We achieved improved and profitable operating results in the third quarter and first nine months of 1997 from each of our homebuilding divisions except Maryland and Northern California. These results were derived from higher home closings in Las Vegas, Southern California, Virginia and Arizona as well as substantial increases in third quarter home gross margins, led by a 330 basis point increase in Las Vegas and increases of 110 to 140 basis points in Colorado, Phoenix, Virginia and Tucson. These home gross margin increases reflect a favorable mix of high-margin subdivisions and the benefits of initiatives implemented in each of our divisions to improve operating efficiency, control costs and increase rates of return."

         Reece continued, "Asset impairment charges in the third quarter of 1997 were required primarily with respect to four subdivisions in Maryland which had produced little or no home gross profits in recent months. These charges resulted from pricing, product and incentive changes initiated by new management in the Mid-Atlantic region to further the Company's aggressive strategy of accelerating the close out of under-performing subdivisions in that market."

                                     -more-
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M.D.C. HOLDINGS, INC.
Page 3

         Orders for homes during the third quarter of 1997 increased to 1,370 units, the highest level of third quarter home orders in MDC's history and 21% higher than the 1,134 orders received in the third quarter of 1996. Orders for homes during the first nine months of 1997 increased 9% to 4,399 units, compared with 4,040 orders received during the same period in 1996. Primarily as a result of the increased home orders, homes under contract (backlog) at September 30, 1997 increased 13% to 2,093 units with an estimated sales value of $382 million, compared with a backlog at September 30, 1996 of 1,845 units with a sales value of $326 million.

Financial Services

         Operating profits from the financial services segment were $3.0 million and $6.3 million, respectively, for the three and nine months ended September 30, 1997, compared with $7.1 million and $15.7 million, respectively, during the same periods in 1996. Operating profits were lower in the three and nine months ended September 30, 1997 primarily due to (i) a $4.0 million pre-tax gain from the sale, in September 1996, of the Company's asset management subsidiary, Financial Asset Management LLC; and (ii) $.8 million and $4.5 million, respectively, in gains from sales of mortgage servicing in the three and nine months ended September 30, 1996, related to mortgage loans originated prior to the January 1, 1996 change in the required accounting for mortgage loans and mortgage servicing.

         The Company's mortgage lending operations originated and purchased through correspondents $174 million and $452 million, respectively, in mortgage loans in the third quarter and first nine months of 1997, compared with $144 million and $420 million during the same periods in 1996. Approximately 83% of the mortgage loans originated and purchased in the third quarter and first nine months of 1997 were for MDC home buyers.

Strengthened Financial Position and Increased Operating Efficiency

         Throughout 1997, the Company has continued to strengthen its financial position and lower its costs of doing business. At September 30, 1997, compared with September 30, 1996, the Company's investment in unsold homes under construction was reduced by almost 27% to $54 million, aggregate indebtedness was reduced by $11 million to $267 million, and book value per outstanding share was increased by 9% to $12.62. These improvements contributed to a 10% reduction in the Company's debt-to-equity ratio at September 30, 1997 to 1.2. The Company's lower debt levels, combined with lower effective interest rates on the Company's variable-rate debt, resulted in a 12% reduction in the Company's corporate and homebuilding interest incurred in the first nine months of 1997, compared with the same period in 1996. In addition, corporate general and administrative expenses for the nine months ended September 30, 1997 declined, compared with the same period in 1996, primarily due to insurance recoveries and reduced legal

                                      -more-
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M.D.C. HOLDINGS, INC.
Page 4

reserves   totalling  $2.4  million.   Corporate   general  and
administrative expenses for the first nine months of 1996 were reduced by $1.3 million of insurance recoveries in the first quarter of 1996.

         MDC is the ninth largest homebuilder in the United States, building homes under the name "Richmond American Homes" and providing mortgage financing, primarily for MDC's home buyers, through its wholly owned subsidiary, HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in metropolitan Denver; among the top five builders in Riverside County, California, Northern Virginia, suburban Maryland, Tucson and Colorado Springs; among the top ten builders in Phoenix; and has a growing presence in Orange, Los Angeles, San Bernardino, Ventura and San Diego Counties, California and Las Vegas. The Company also builds homes in the San Francisco Bay Area.

         All earnings per share amounts discussed above are on a fully diluted basis.

         Certain statements in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions, changes in interest rates or labor and material costs, government regulations, consumer confidence and competition.

                                     -more-

                                        M.D.C. HOLDINGS, INC.
                                Condensed Consolidated Balance Sheets
                                           (In thousands)

                                                                September 30,     December 31,
                                                                    1997              1996
                                                                -------------     -------------
ASSETS
   Corporate
     Cash and cash equivalents..............................    $       8,349     $       7,235
     Property and equipment, net............................            9,431             9,411
     Deferred income taxes..................................           11,123            10,804
     Deferred debt issue costs, net.........................            7,039             9,155
     Other assets, net......................................            4,240             3,557
                                                                -------------     -------------
                                                                       40,182            40,162
                                                                -------------     -------------

   Homebuilding
     Cash and cash equivalents..............................            4,514             3,393
     Home sales and other accounts receivable...............           15,863            10,218
     Investments and marketable securities, net.............            3,034             5,159
     Inventories, net
       Housing completed or under construction..............          263,891           251,885
       Land and land under development......................          179,196           182,927
     Prepaid expenses and other assets, net.................           56,699            57,722
                                                                -------------     -------------
                                                                      523,197           511,304
                                                                -------------     -------------
   Financial Services.......................................           79,649            65,837
                                                                -------------     -------------

Total Assets................................................    $     643,028     $     617,303
                                                                =============     =============

LIABILITIES

   Corporate
     Accounts payable and accrued expenses..................    $      17,607     $      13,519
     Income taxes payable...................................           11,232            11,434
     Notes payable..........................................            3,446             3,487
     Senior Notes, net......................................          150,307           187,721
     Subordinated notes, net................................           38,228            38,225
                                                                -------------     -------------
                                                                      220,820           254,386
                                                                -------------     -------------
   Homebuilding
     Accounts payable and accrued expenses..................          110,779           114,794
     Line of credit.........................................           45,000            11,832
     Note payable...........................................            2,926             3,063
                                                                -------------     -------------
                                                                      158,705           129,689
                                                                -------------     -------------
   Financial Services.......................................           41,554            19,381
                                                                -------------     -------------

       Total Liabilities....................................          421,079           403,456
                                                                -------------     -------------
STOCKHOLDERS' EQUITY
       Total Stockholders' Equity...........................          221,949           213,847
                                                                -------------     -------------

Total Liabilities and Stockholders' Equity..................    $     643,028     $     617,303
                                                                =============     =============

                                      -more-

                                               M.D.C. HOLDINGS, INC.
                                    Condensed Consolidated Statements of Income
                                     (In thousands, except per share amounts)

                                                 Three Months Ended                  Nine Months Ended
                                                    September 30,                      September 30,
                                            ------------------------------     ------------------------------
                                                 1997             1996              1997             1996
                                            ------------     ------------      ------------     -------------
REVENUES
   Homebuilding..........................   $    261,057      $    222,734     $    683,748      $    644,339
   Financial Services....................          5,337            10,346           13,017            25,034
   Corporate.............................            224               227              957               956
                                            ------------      ------------     ------------      ------------
       Total Revenues....................   $    266,618      $    233,307     $    697,722      $    670,329
                                            ============      ============     ============      ============
NET INCOME

   Homebuilding..........................   $     10,231      $      4,906     $     27,524      $     17,983
   Financial Services
     Mortgage Lending....................          2,988             3,380             5,903           10,146
     Asset Management....................             45             3,721               414            5,553
                                            ------------      ------------      ------------     ------------
          Total Financial Services.......          3,033             7,101            6,317            15,699
                                            ------------      ------------     ------------      ------------
          Operating Profit...............         13,264            12,007           33,841            33,682

   Corporate general and administrative
     expense, net........................         (1,470)           (2,693)          (7,237)           (7,545)
   Corporate and homebuilding interest
     expense.............................            - -              (486)            (761)           (3,364)
                                            ------------      ------------     ------------      ------------
   Income before income taxes............         11,794             8,828           25,843            22,773
   Provision for income taxes............         (4,492)           (3,225)          (9,821)           (8,314)
                                            ------------      ------------     ------------      ------------
   Income before extraordinary item......          7,302             5,603           16,022            14,459
   Extraordinary losses from early
     extinguishments of debt, net of
     income tax benefit of $1,336 for
     1997 and $242 for 1996.............             - -               - -           (2,179)             (421)
                                            ------------      ------------      ------------     ------------
       Net Income........................   $      7,302      $      5,603      $     13,843     $     14,038
                                            ============      ============      ============     ============
EARNINGS PER SHARE
   Primary
       Income before extraordinary item..   $        .40      $        .30     $        .88      $        .75
                                            ============      ============     ============      ============
       Net Income........................   $        .40      $        .30     $        .76      $        .73
                                            ============      ============     ============      ============
   Fully diluted
       Income before extraordinary item..   $        .35      $        .27     $        .78      $        .68
                                            ============      ============     ============      ============
       Net Income........................   $        .35      $        .27     $        .68      $        .66
                                            ============      ============     ============      ============
WEIGHTED-AVERAGE SHARES OUTSTANDING
       Primary...........................         18,166            18,849           18,236            19,352
                                            ============      ============     ============      ============

       Fully diluted.....................         21,833            22,462           21,969            22,965
                                            ============      ============     ============      ============

DIVIDENDS DECLARED PER SHARE
                                            $        .03      $        .03     $        .09      $        .09
                                            ============      ============     ============      ============

                                                   -more-

                                               M.D.C. HOLDINGS, INC.
                                         Information on Business Segments
                                                  (In thousands)

                                                             Three Months                    Nine Months
                                                          Ended September 30,            Ended September 30,
                                                      --------------------------     ---------------------------
                                                          1997          1996             1997           1996
                                                      -----------    -----------     -----------     -----------
         Homebuilding
              Home sales.........................     $   259,720    $   220,443     $   676,674     $   635,472
              Land sales.........................           1,011          2,099           6,256           8,345
              Other revenues.....................             326            192             818             522
                                                      -----------    -----------     -----------     -----------
                                                          261,057        222,734         683,748         644,339
                                                      -----------    -----------     -----------     -----------

              Home cost of sales.................         221,912        190,056         577,859         548,974
              Land cost of sales.................             744          1,830           5,199           7,785
              Asset impairment charges...........           3,500          4,338           5,850           7,208
              Marketing..........................          16,367         14,420          44,467          40,667
              General and administrative.........           8,303          7,184          22,849          21,722
                                                      -----------    -----------     -----------     -----------
                                                          250,826        217,828         656,224         626,356
                                                      -----------    -----------     -----------     -----------
                  Homebuilding Operating Profit..          10,231          4,906          27,524          17,983
                                                      -----------    -----------     -----------     -----------

         Financial Services
            Mortgage Lending Revenues
              Interest revenues..................             465            944           1,411           2,618
              Origination fees...................           1,795          1,528           4,811           4,487
              Gains on sales of mortgage
                servicing........................           1,009          1,593           1,560           5,746
              Gains on sales of mortgage  loans,
                net..............................           1,876          1,545           4,368           3,238
              Mortgage servicing and other.......             140            288             419           1,196
            Asset Management Revenues
              Management fees and other..........              52          4,448             448           7,749
                                                      -----------    -----------     -----------     -----------
                                                            5,337         10,346          13,017          25,034
                                                      -----------    -----------     -----------     -----------
         General and Administrative Expenses
              Mortgage Lending...................           2,297          2,518           6,666           7,139
              Asset Management...................               7            727              34           2,196
                                                      -----------    -----------     -----------     -----------
                                                            2,304          3,245           6,700           9,335
                                                      -----------    -----------     -----------     -----------
                  Financial Services Operating
                     Profit......................           3,033          7,101           6,317          15,699
                                                      -----------  -------------     -----------     -----------

          Total Operating Profit.................          13,264         12,007          33,841          33,682
                                                      -----------  -------------     -----------     -----------

         Corporate
              Interest and other revenues........             224            227             957             956
              Interest expense...................             - -           (486)           (761)         (3,364)
              General and administrative.........          (1,694)        (2,920)         (8,194)         (8,501)
                                                      -----------    -----------     -----------     -----------
                  Net Corporate Expenses.........          (1,470)        (3,179)         (7,998)        (10,909)
                                                      -----------    -----------     -----------     -----------

         Income Before Income Taxes and
            Extraordinary Item...................     $    11,794          8,828     $    25,843     $    22,773
                                                      ===========    ===========     ===========     ===========

                                                 -more-

                                             M.D.C. HOLDINGS, INC.
                                            Selected Financial Data
                               (Dollars in thousands, except per share amounts)

                                                                September 30,     December 31,     September 30,
                                                                    1997              1996             1996
                                                                -------------     -------------    -------------
BALANCE SHEET DATA
     Stockholders' Equity...................................    $     221,949     $     213,847    $     208,824

     Book Value Per Share Outstanding.......................    $       12.62     $       11.83    $       11.54

     Total Debt.............................................    $     267,500     $     253,346    $     278,481
        Ratio of Debt to Equity.............................             1.21              1.18             1.33

     Total Capital..........................................    $     489,449     $     467,193    $     487,305
        Ratio of Debt to Total Capital......................             0.55              0.54             0.57

     Total Liquidity........................................    $     167,093     $     187,834          157,726

     Total Homebuilding Inventories.........................    $     443,087     $     434,812    $     458,683
        Interest Capitalized in Inventories.................    $      39,819     $      40,745    $      40,869
        Interest Capitalized as a Percent of Inventories....             9.0%              9.4%             8.9%

     Total Lots Owned.......................................            9,725            10,523           10,784
     Total Lots Under Option................................            5,249             6,698            6,793
     Active Subdivisions....................................              145               152              149


                                                                      Three Months Ended                  Nine Months Ended
                                                                        September 30,                       September 30,
                                                                -------------------------------    -------------------------------
                                                                    1997              1996             1997              1996
                                                                -------------     -------------    -------------     -------------
OPERATING DATA
     EBITDA Computation
        Income Before Extraordinary Item....................    $       7,302     $       5,603    $      16,022     $      14,459
            Add:
              Income taxes..................................            4,492             3,225            9,821             8,314
              Corporate & homebuilding interest expense.....              - -               486              761             3,364
              Interest in cost of sales.....................            7,529             6,066           20,357            18,945
              Other fixed charges...........................              195               255              582               977
              Depreciation and amortization.................            4,052             3,026           10,588             8,770
              Asset impairment charges......................            3,500             4,871            5,850             7,741
                                                                -------------     -------------    -------------     -------------
     Total EBITDA...........................................    $      27,070     $      23,532    $      63,981     $      62,570
                                                                =============     =============    =============     =============

     Fixed Charges Incurred.................................    $       6,884     $       7,837    $      20,774     $      23,938

     Ratio of EBITDA to Fixed Charges.......................             3.93              3.00             3.08              2.61
     Ratio of EBITDA to Interest Incurred...................             4.05              3.10             3.17              2.72

     Homebuilding and Corporate SG&A as a Percent of Home
       Sales Revenues.......................................            10.2%             11.1%            11.2%             11.2%

     Interest Data
        Interest Incurred...................................    $       6,689     $       7,582    $      20,192     $      22,961
        Interest Capitalized................................    $       6,689     $       7,096    $      19,431     $      19,597
        Interest in Cost of Sales as a Percent of Home Sales
            of Home Sales
            Revenues........................................             2.9%              2.8%             3.0%              3.0%

                                                        -more-

                                               M.D.C. HOLDINGS, INC.
                                           Homebuilding Operational Data

                                                          Three Months Ended              Nine Months Ended
                                                             September 30,                  September 30,
                                                     ---------------------------    ----------------------------
                                                          1997           1996            1997            1996
                                                     ------------   ------------    ------------    ------------
Home Sales Revenues (In thousands)...............    $    259,720   $    220,443    $    676,674    $    635,472

Average Selling Price Per Home
   Closed (In thousands).........................    $      180.9   $      175.1    $      178.4    $      176.2

Home Gross Margins...............................           14.6%          13.8%           14.6%           13.6%

Orders For Homes, Net (Units)
     Colorado....................................             490            405           1,565           1,483
     Mid-Atlantic................................             158            246             774             898
     California..................................             257            185             750             634
     Arizona.....................................             349            237             964             843
     Nevada......................................             116             61             346             182
                                                     ------------   ------------    ------------    ------------
         Total...................................           1,370          1,134           4,399           4,040
                                                     ============   ============    ============    ============

Homes Closed (Units)
     Colorado....................................             469            465           1,259           1,400
     Mid-Atlantic................................             302            262             806             657
     California..................................             229            191             602             594
     Arizona.....................................             314            261             824             764
     Nevada......................................             122             80             301             191
                                                     ------------   ------------    ------------    ------------
         Total...................................           1,436          1,259           3,792           3,606
                                                     ============   ============    ============    ============

                                                    September 30,    December 31,  September 30,
                                                          1997           1996            1996
                                                     ------------   ------------    ------------
Backlog (Units)
     Colorado....................................             882            576             741
     Mid-Atlantic................................             389            421             516
     California..................................             308            160             215
     Arizona.....................................             371            231             313
     Nevada......................................             143             98              60
                                                     ------------   ------------    ------------

         Total...................................           2,093          1,486           1,845
                                                     ============   ============    ============

         Estimated Sales Value (In thousands)....    $    382,000   $    261,000    $    326,000
                                                     ============   ============    ============

                                              ###